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                                                                   Exhibit 99(a)

                             ALLEGIANCE CORPORATION
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                1996 OUTSIDE DIRECTOR INCENTIVE COMPENSATION PLAN
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1.       PURPOSE. The purpose of the Allegiance Corporation 1996 Outside
         Director Incentive Compensation Plan (the "Plan") is to foster and promote the long-term financial success of Allegiance Corporation (the "Company") by (i) more closely aligning the personal interests of the directors with those of the Company's stockholders and (ii) attracting and retaining outstanding persons to serve as directors by enabling them to participate in the Company's growth through stock ownership.

2.       SHARES RESERVED.

         2.1 NUMBER OF SHARES RESERVED. There is hereby reserved for issuance under the Plan an aggregate of 350,000 shares of Common Stock of the Company ("Common Stock") which may be authorized and unissued or treasury shares. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the number of shares reserved for issuance under this Plan shall be correspondingly changed.

         2.2 REUSAGE OF SHARES. In the event of the termination (by reason of expiration, cancellation, surrender, or otherwise) of any Annual Option under the Plan, that number of shares of Common Stock that was subject to the Annual Option but not delivered shall be available again for an Annual Option under the Plan.

         2.3 ADJUSTMENTS TO SHARES RESERVED. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock dividend, stock split, reverse stock split, exchange, or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization affecting the Common Stock, the type and number of shares of stock which are or may be subject to Annual Options under the Plan and the terms of any outstanding Annual Option (including the Option Price ) shall be equitably adjusted by the Board of Directors to preserve the value of the Annual Options awarded or to be awarded under the Plan.

3. PARTICIPATION. Participation in this Plan is limited to members of the Board of Directors of the Company (a "Director") who are not salaried officers or employees of the Company or any subsidiary (an "Outside Director"). Each Outside Director shall begin participation in the Plan on the first day of his or her first term as a Director and participation shall continue until the Outside Director no longer serves as a Director.

4. ADMINISTRATION. This Plan is intended to be self-governing. All grants of options to Outside Directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent that questions of


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         administration arise, they shall be resolved by the entire Board of
         Directors and the Board of Directors shall comply with all applicable law in administering the Plan.

5. PAYMENT OF ANNUAL RETAINER IN OPTIONS. As soon as practicable after the first day of each Term Year (as defined below), in lieu of an annual cash retainer, each Outside Director shall be granted an option to purchase shares of Common Stock (an "Annual Option"). The terms of each Annual Option shall be as follows:

                  5.1 TERM. The term of the Annual Option shall be ten (10) years.

                  5.2 EXERCISE. Except as provided in subsection 6.2 below, the Annual Option shall be exercisable only while the Outside Director remains a Director of the Company.

                  5.3 OPTION PRICE. The exercise price per share of Common Stock (the "Option Price") shall equal the Fair Market Value of a share of Common Stock determined on the date the Annual Option is granted.

                  5.4 VESTING. Subject to subsection 6.2 below, the Annual Option shall become exercisable as to all of the shares subject to the option on the last day of the Term Year in which the Annual Option is granted.

                  5.5 NUMBER OF SHARES. Each Annual Option shall be to purchase 10,000 shares of Common Stock; provided, that in the case of a Term Year which is other than 12 months in duration, the Annual Option shall be to purchase that number of shares of Common Stock which is equal to 10,000 multiplied by a fraction the numerator of which is the number of months in the Term Year and the denominator of which is 12.

         For purposes of this Section 5, a "Term Year" shall mean the period beginning on the first day following the annual meeting of the Company's stockholders, or if later, the first day a person first serves as an Outside Director, and ending on the day of the succeeding annual meeting; provided, that with respect to the Outside Directors serving on the effective date of the Plan, the first Term Year for such Outside Directors shall mean the period beginning October 1, 1996 and ending on the day of the annual meeting of the Company's stockholders occurring in 1998.

6.       OPTION EXERCISES.

                  6.1 MANNER AND EFFECT OF EXERCISE. An Annual Option may be exercised by notice to the Company specifying the number of shares of Common Stock to be purchased and shall be accompanied by payment of the option price by check or by the delivery of shares of Common Stock then owned by the Outside Director or certification of such ownership. Payment may also be made by delivering a properly-executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. The exercise notice shall include such other





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                           documentation as the Company or broker or transfer
                           agent, if applicable, shall require to effect an exercise of the Annual Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price. An Annual Option may not be exercised for a fraction of a share. A share certificate for the number of shares of Common Stock acquired shall be issued to the Outside Director as soon as practicable after exercise of an Annual Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 2. An exercise of an Annual Option in any manner shall result in a decrease in the number of shares of Common Stock which thereafter may be available, both for purposes of the Plan and for sale under the Annual Option, by the number of shares of Common Stock as to which the Annual Option is exercised.

                  6.2 TERMINATION OF OUTSIDE DIRECTOR. In the event an Outside Director's status as a Director terminates for any reason, all of the Outside Director's Annual Options shall become fully exercisable and all such Annual Options shall remain exercisable for a period of twelve (12) months following the date the Outside Director's status as a Director terminates (but in no event later than the expiration of the ten (10) year term of any Annual Option). To the extent that the terminating Outside Director does not exercise any Annual Option within the time specified herein, the Annual Option shall terminate.

7.       GENERAL

                  7.1 EFFECTIVE DATE. The Plan will become effective upon its approval by Baxter International, Inc., the Company's sole stockholder.

                  7.2 DURATION. The Plan shall remain in effect until all Annual Options granted under the Plan have been satisfied by the issuance of shares of Common Stock, or have been terminated in accordance with the terms of the Plan. No option may be granted under the Plan after the tenth anniversary of its effective date.

                  7.3 NON-TRANSFERABILITY OF OPTION. No Annual Option granted under the Plan may be transferred, pledged, or assigned by an Outside Director except by will or the laws of descent and distribution in the event of death, and the Company shall not be required to recognize any attempted assignment of such rights by any Outside Director. During an Outside Director's lifetime, options may be exercised only by the Outside Director or by the Outside Director's guardian or legal representative. Notwithstanding the foregoing, an Outside Director may transfer an Annual Option to members of the Director's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Board of Directors.



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                  7.4      COMPLIANCE WITH APPLICABLE LAW. The award of any
                           Annual Option under the Plan may also be made subject to such other provisions as may be appropriate to comply with federal and state securities laws or stock "exchange requirements. If, at any time, the Company determines that the listing, registration, or qualification of any Annual Option, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable, the issuance of shares of Common Stock pursuant to any Annual Option, or the removal of any restrictions imposed on shares subject to an Annual Option, may be delayed until such listing, registration, qualification, consent, or approval is effected.

                  7.5 NO CONTINUED RETAINER. Participation in the Plan will not give any Outside Director the right to be retained as a Director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

                  7.6 TREATMENT AS A STOCKHOLDER. No Annual Option granted to an Outside Director under the Plan shall create any rights in such Outside Director as a stockholder of the Company until shares of Common Stock are registered in the name of the Outside Director.

                  7.7 AMENDMENT OR DISCONTINUATION OF THE PROGRAM. The Board of Directors may amend, suspend or discontinue the Plan at any time; provided, however, that no amendment, suspension or discontinuance shall adversely affect any outstanding Annual Option and if any law, agreement or exchange on which the Company's Common Stock is traded requires stockholder approval for an amendment to become effective, no such amendment shall become effective unless approved by vote of the Company's stockholders.

                  7.8 FAIR MARKET VALUE. Except as otherwise determined by the Board of Directors, the Fair Market Value of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock on that date as reported on the New York Stock Exchange Composite Reporting Tape.







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